Exhibit 99.1

BRIGGS & STRATTON CORPORATION ANNOUNCES ELECTION OF

PRESIDENT AND CHIEF OPERATING OFFICER

MILWAUKEE, August 13, 2008/PR Newswire/ — Briggs & Stratton Corporation (NYSE:BGG)

At its regular meeting today, the Board of Directors of Briggs & Stratton Corporation elected Todd J. Teske, 43 years old, President and Chief Operating Officer effective September 1, 2008. Mr. Teske is also President of Briggs & Stratton Power Products Group, LLC. He previously served as Executive Vice President and Chief Operating Officer since September 2005, and as Senior Vice President and President – Briggs & Stratton Power Products Group, LLC from September 2003 until August 2005. John Shiely retains the offices of Chairman and Chief Executive Officer of Briggs & Stratton Corporation.

James E. Brenn
Senior Vice President and
Chief Financial Officer

/CONTACT: James E. Brenn, Senior Vice President and Chief Financial Officer, Briggs & Stratton Corporation, 414-259-5333/(BGG)